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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K/A No.1 dated June 30, 1997 and the incorporation by reference into the Registrant's five previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21873, 333-21887 and 333-29879), and the Registrant's previously filed Registration Statement on Form S-8 (File No. 33-95188) of our report dated July 30, 1997, on our audit of the combined historical statement of revenues and certain expenses of the Punia Acquisition Properties.









                                                    COOPERS & LYBRAND L.L.P.


Chicago, Illinois
September 3, 1997






















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